Exhibit 10.2
EXECUTIVE RETIREMENT PLAN
OF
THE DUN & BRADSTREET CORPORATION
Effective May 4, 2006

PREAMBLE
     The principal purpose of this Executive Retirement Plan of the Dun & Bradstreet Corporation (the “Plan”) is to ensure the payment of a competitive level of retirement income and disability benefits in order to attract, retain and motivate selected executives of the Corporation and its affiliated companies.
     The Plan is intended to provide benefits that are similar to the benefits provided by the Supplemental Executive Benefit Plan of The Dun & Bradstreet Corporation.
Section 1.
Definitions
     1.1 “Affiliate” means any corporation, partnership, division or other organization controlling, controlled by or under common control with the Corporation or any joint venture entered into by the Corporation.
     1.2 “Average Final Compensation” means the greater of (a) a Participant’s or Vested Former Participant’s average final compensation as defined in The Dun & Bradstreet Corporation Retirement Account as if no provision were set forth therein incorporating limitations imposed by Sections 401, 415 or any other applicable Section of the Code, or (b) if the Participant is disabled at the time of his or her Retirement, the Participant’s Earnings.
     1.3 “Board” means the Board of Directors of The Dun & Bradstreet Corporation.
     1.4 “Change in Control” means:
          (a) any “Person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any company owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding securities;

          (b) during any period of twenty-four (24) months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (a), (c) or (d) of this Section; (ii) a director designated by any Person (including the Corporation) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control; or (iii) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Corporation representing ten percent (10%) or more of the combined voting power of the Corporation’s securities) whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;
          (c) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation and (ii) after which no Person holds twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Corporation or such surviving entity; or
          (d) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.
Notwithstanding the foregoing, no distribution hereunder shall be made upon a Change in Control unless such event satisfies the requirements of Code Section 409A, as then in effect.
     1.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     1.6 “Committee” means the Plan Benefit Committee, appointed by the Board.
     1.7 “Corporation” means The Dun & Bradstreet Corporation, a Delaware corporation, and any successor or assigns thereto.
     1.8 “Credited Service” means a Participant’s, Former Participant’s or Vested Former Participant’s Credited Service as defined in The Dun & Bradstreet Corporation Retirement Account, except that Credited Service will include service while the Participant is receiving Disability Benefits and service from the date the Participant, Former Participant or Vested Former Participant was employed by the Corporation or an Affiliate, but will not include service while an employee is a Former Participant or Vested Former Participant. In the case of an acquired business, however, the Participant’s, Former Participant’s or Vested Former

Participant’s service with that business prior to the date of acquisition will not be counted unless such service is recognized for benefit accrual purposes under the relevant Retirement Account. Credited Service will not include service that is recognized for benefit accrual purposes under any separate non-qualified supplemental retirement plan that is designed and intended to provide supplemental benefits similar to those provided under the Plan (as distinct from a plan of the type described in Section 1.19(b)(i)).
     1.9 “Disability Benefit” means the benefit provided to certain Participants pursuant to Section 5 of the Plan.
     1.10 “Earnings” means the total amount paid by the Corporation or any Affiliate to a Participant in the twelve (12) months immediately preceding the onset of the Participant’s disability, (a) including salary, wages, regular cash bonuses and commissions, lump sum payments in lieu of foregone merit increases, “bonus buyouts” as the result of job changes, and any portion of such amounts (i) voluntarily deferred or reduced by the Participant under any employee benefit plan of the Corporation or any Affiliate available to all levels of Employees of the Corporation and/or any Affiliate(s) on a non-discriminatory basis upon satisfaction of eligibility requirements or (ii) voluntarily deferred or reduced under any executive deferral plan of the Corporation or any Affiliate (so long as such amounts would otherwise not have been excluded had they not been deferred), but (b) excluding any pension, retainer, severance pay, special stay-on bonus payment, income derived from stock options, stock appreciation rights and restricted stock awards and dispositions of stock acquired thereunder, payment dependent upon any contingency after the period of Credited Service and other special remuneration (including performance units).
     1.11 “Effective Date” means May 4, 2006.
     1.12 “Election” means an election as to the form of benefit payment made pursuant to Section 4.5 of the Plan.
     1.13 “Election Date” means the date that a properly completed election form with respect to an Election is received by the Corporation’s Compensation and Benefits Department.
     1.14 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     1.15 “Former Participant” means an employee who has not completed five (5) or more years of Vesting Service at the time his or her employment with the Corporation or an Affiliate terminates or at the time he or she was removed from further participation in the Plan.
     1.16 “Long-Term Disability Plan” means the long-term disability plan of the Corporation.
     1.17 “Long-Term Disability Plan Benefit” means the amount of benefits actually payable to a Participant from the Long-Term Disability Plan.

     1.18 “Other Disability Income” means (a) the disability insurance benefit that the Participant is entitled to receive under the Federal Social Security Act and (b) the disability income payable to a Participant from the following sources:
                    (i) any supplemental executive disability plan of any Affiliate; and
                    (ii) any other contract, agreement or other arrangement with the Corporation or an Affiliate (excluding the Long-Term Disability Plan) to the extent it provides disability benefits.
     1.19 “Other Retirement Income” means (a) (i) the Social Security retirement benefit that the Participant or Vested Former Participant is entitled to receive under the Federal Social Security Act as of the date of his or her Retirement or (ii) if the Participant or Vested Former Participant is not eligible to receive a Social Security retirement benefit commencing on such date, the Social Security retirement benefit he or she is entitled to receive at the earliest age he or she is eligible to receive such a benefit, discounted to the date his or her Benefit under the Plan actually commences, using the actuarial assumptions then in use under the relevant Retirement Account, assuming for purposes of (i) and (ii) above that for years prior to the Participant’s employment with the Corporation or an Affiliate and for years following the Participant’s termination of employment with the Corporation or an Affiliate until the Participant attains age sixty-two (62), the Participant earned compensation so as to accrue the maximum Social Security benefits, and (b) the retirement income payable to a Participant or Vested Former Participant from the following sources:
          (i) the Pension Benefit Equalization Plan of Dun & Bradstreet Corporation or any other retirement benefits equalization plan of the Corporation or an Affiliate or any former Affiliate, the purpose of which is to provide the Participant or Vested Former Participant with the benefits he or she is precluded from receiving under any relevant Retirement Account as a result of limitations under the Internal Revenue Code; and
          (ii) any supplemental executive retirement plan of any Affiliate; and
          (iii) any other contract, agreement or other arrangement with the Corporation or an Affiliate or any former Affiliate (excluding any Retirement Account and any defined contribution plan) to the extent it provides retirement or pension benefits labeled as such therein.
For purposes of clarity, Other Retirement Income does not include any retirement benefits earned under any defined contribution plan intended to meet the requirements of Code Section 401(a) or any retirement benefits equalization plan or supplemental executive retirement plan (or portion of either such plan) of the Corporation, the purpose of which is to provide benefits to the Participant or Vested Former Participant with respect to amounts that he or she is precluded from receiving under any such defined contribution plan as a result of limitations under the Internal Revenue Code.

     1.20 “Participant” means an employee of the Corporation or an Affiliate who becomes a participant in the Plan pursuant to Section 2 and has not been removed pursuant to Section 2.2.
     1.21 “Plan” means this Executive Retirement Plan of The Dun & Bradstreet Corporation, as amended from time to time.
     1.22 “Retirement” means, after a Participant or Vested Former Participant has completed least five (5) years of Vesting Service, (a) the later of the Participant’s or Vested Former Participant’s attainment of age fifty-five (55) or termination of employment, other than at death, with the Corporation or an Affiliate or (b) termination of the Participant’s or Vested Former Participant’s employment with the Corporation or an Affiliate immediately following the cessation of the payment of Disability Benefits under the Plan to such Participant or Vested Former Participant while he or she is still disabled, as such term is defined under the Long-Term Disability Plan. Transfer of employment between the Corporation and an Affiliate, or between two Affiliates, shall not be treated as Retirement or other termination of employment, except to the extent required by Code Section 409A.
     1.23 “Retirement Account” means, as to any Participant or Vested Former Participant, any defined benefit pension plan of the Corporation or an Affiliate, which is intended to meet the requirements of Section 401(a) of the Code and pursuant to which retirement benefits are payable to such Participant or Vested Former Participant or to the Surviving Spouse or designated beneficiary of a deceased Participant or Vested Former Participant.
     1.24 “Retirement Account Benefit” means the amount of benefits payable from the Retirement Account to a Participant or Vested Former Participant.
     1.25 “Retirement Benefit” means the benefits provided to Participants and Vested Former Participants pursuant to Sections 4 and 8 of the Plan.
     1.26 “Specified Key Employee” means a Participant or Vested Former Participant who, at the time of his or her distribution, is a “specified employee” as defined in Code Section 409A(a)(2)(B)(i). Specified Key Employees will be identified as of the 12-month period ending on each December 31 (the “Identification Date”), and will be considered Specified Key Employees for the 12-month period beginning on April 1 of the year following the Identification Date and ending on the following March 31.
     1.27 “Surviving Spouse” means the spouse of a deceased Participant or Vested Former Participant to whom such Participant or Vested Former Participant is legally married immediately preceding such Participant or Vested Former Participant’s death.
     1.28 “Surviving Spouse’s Benefits” mean the benefits provided to a Participant’s or Vested Former Participant’s Surviving Spouse pursuant to Section 6 of the Plan.
     1.29 “Vested Former Participant” means a former Participant who completed five (5) or more years of Vesting Service while he or she was a Participant.

     1.30 “Vesting Service” means Credited Service completed while an employee is a Participant in the Plan.
     1.31 The masculine gender, where appearing in the Plan, will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.
Section 2.
Eligibility and Participation
     2.1 All key management employees of the Corporation and its Affiliates who are responsible for the management, growth or protection of the business of the Corporation and its Affiliates, who are on the Global Leadership Team (as designated in writing from time to time by the Chief Executive Officer or the Senior Human Resources Executive of the Corporation) or who are designated by the Chief Executive Officer of the Corporation in writing, and who do not participate in the Supplemental Executive Retirement Plan of the Dun & Bradstreet Corporation, are eligible for participation in the Plan as of the effective date of such designation.
     2.2 A Participant’s participation in the Plan shall terminate upon termination of his or her employment with the Corporation or an Affiliate. A Participant’s participation in the Plan shall terminate prior to such termination of employment if he or she is given prior written notice of removal from participation in the Plan by the Chief Executive Officer of the Corporation. As of the date a Participant ceases further participation in the Plan, no further benefits shall accrue to such individual under the Plan and he or she will cease earning Vesting Service and/or Credited Service for purposes of the Plan.
Section 3.
Eligibility For Benefits
     3.1 Each Participant or Vested Former Participant is eligible for a Retirement Benefit under this Plan, as described in Section 4, upon Retirement, or upon termination of employment with the Corporation or an Affiliate before Retirement after completing five (5) or more years of Vesting Service. Participants who do not complete five (5) or more years of Vesting Service are eligible, in certain circumstances, for a Retirement Benefit under this Plan, as described in Section 8, after a Change in Control.
     3.2 Each Participant is eligible for a monthly Disability Benefit under this Plan, as described in Section 5, upon the commencement of benefits under the Long-Term Disability Plan, except as limited by Section 5.3.
     3.3 The Surviving Spouse of each Participant or Vested Former Participant who has completed at least five (5) years of Vesting Service is eligible for a Surviving Spouse’s Benefit under this Plan, to the extent provided in Section 6, upon the death of the Participant or Vested Former Participant.

     3.4 Notwithstanding any other provision of the Plan to the contrary, no benefits or no further benefits, as the case may be, shall be paid to a Participant, Vested Former Participant or Surviving Spouse if the Committee reasonably determines that such Participant or Vested Former Participant or the deceased spouse of such Surviving Spouse has:
          (a) to the detriment of the Corporation or any Affiliate, directly or indirectly acquired, without the prior written consent of the Committee, an interest in any other company, firm, association, or organization (other than an investment interest of less than one percent (1%) in any company), the business of which is in direct competition with any business of the Corporation or an Affiliate, within two (2) years of the date of such Participant’s or Vested Former Participant’s termination of employment with the Corporation or any Affiliate;
          (b) to the detriment of the Corporation or any Affiliate, directly or indirectly competed with the Corporation or any Affiliate as an owner, employee, partner, director or contractor of a business, in a field of business activity in which the Participant or Vested Former Participant has been primarily engaged on behalf of the Corporation or any Affiliate or in which he or she has considerable knowledge as a result of his or her employment by the Corporation or any Affiliate, either for his or her own benefit or with any person other than the Corporation or any Affiliate, without the prior written consent of the Committee, within two (2) years of the date of such Participant’s or Vested Former Participant’s termination of employment with the Corporation or an Affiliate; or
          (c) been discharged from employment with the Corporation or any Affiliate for “Cause.” “Cause” shall include the occurrence of any of the following events or such other dishonest or disloyal act or omission as the Committee reasonably determines to be “Cause”:
               (i) the Participant or Vested Former Participant has misappropriated any funds or property of the Corporation or any Affiliate or committed any other act of willful malfeasance or willful misconduct in connection with his or her employment;
               (ii) the Participant or Vested Former Participant has, without the prior knowledge or written consent of the Committee, obtained personal profit as a result of any transaction by a third party with the Corporation or any Affiliate;
               (iii) the Participant or Vested Former Participant has sold or otherwise imparted to any person, firm, or corporation the names of the customers of the Corporation or any Affiliate or any confidential records, data, formulae, specifications and other trade secrets or other information of value to the Corporation or any Affiliate derived by his or her association with the Corporation or any Affiliate;
               (iv) the Participant or Vested Former Participant fails, on a continuing basis, to perform such duties as are requested by any employee to whom the Participant or Vested Former Participant reports or the Board; or
               (v) the Participant or Vested Former Participant commits any felony or any misdemeanor involving moral turpitude.

In any case described in this Section 3.4, the Participant, Vested Former Participant or Surviving Spouse shall be given prior written notice that no benefits or no further benefits, as the case may be, will be paid to such Participant, Vested Former Participant or Surviving Spouse. Such written notice shall specify the particular act(s), or failures to act, on the basis of which the decision to terminate benefits has been made.
     3.5 (a) Notwithstanding any other provision of the Plan to the contrary, a Participant or Vested Former Participant who receives any portion of his or her Retirement Benefit in a lump sum pursuant to an Election shall receive such lump sum portion of his or her Retirement Benefit subject to the condition that if such Participant or Vested Former Participant engages in any of the acts described in clause (i) or (ii) or (iii) of Section 3.4(c), then such Participant or Vested Former Participant shall, within sixty (60) days after written notice by the Corporation, repay to the Corporation the amount described in Section 3.5(b).
          (b) The amount described under this Section 3.5(b) shall equal the difference, as determined by the Committee, between (i) the lump sum amount paid to the Participant or Vested Former Participant and (ii) present value of the total annuity payments that would have been paid to the Participant or Vested Former Participant as of the date of the Corporation’s written notice described in Section 3.5(a) with respect to such lump sum amount, if that portion of his or her Retirement Benefit had instead been paid in the form of an annuity. For this purpose, the value of the hypothetical annuity described in (ii) shall be calculated in the same manner as the lump sum described in (i) was calculated at the time it was paid.
Section 4.
Amount and Payment of Retirement Benefits
     4.1 The Retirement Benefit provided by the Plan is designed to provide each Participant and Vested Former Participant with an annual pension from the Plan and certain other sources equal to his or her Retirement Benefit as hereinafter specified. Thus, the Retirement Benefits described hereunder as payable to Participants and Vested Former Participants will be offset by retirement benefits payable from sources outside the Plan as specified herein.
     4.2 (a) The Retirement Benefit of a Participant or Vested Former Participant shall be an annual benefit equal to four percent (4%) of his or her Average Final Compensation for each year of Credited Service, up to a maximum of ten (10) years of Credited Service, as (i) reduced under Section 4.3, if applicable, and (ii) offset by his or her Other Retirement Income and his or her Retirement Account Benefit. For a partial year of Credited Service, a pro rata portion calculated by crediting a full month for each completed and partial month of Credited Service, of four percent (4%) of the Participant’s or Vested Former Participant’s Average Final Compensation is included in the annual benefit.
          (b) Any portion of the Retirement Benefit provided under this Section 4.2 payable in the form of an annuity pursuant to Section 4.4 shall be payable in monthly installments and will commence on the first day of the calendar month coinciding with or next following the day of the Participant’s or Vested Former Participant’s Retirement, and any portion of such Retirement Benefit payable in a lump sum pursuant to Section 4.4 shall be paid on the date that is sixty (60) days after the date when annuity payments under this Section 4.2 commence, or would commence if any portion of the Retirement Benefit were payable in the form of an annuity, or as soon as practicable thereafter. Notwithstanding the foregoing, in the case of any Participant or Vested Former Participant who is a Specified Key Employee, no amount will be paid to him or her under the Plan upon Retirement prior to the date that is six (6) months after the date of separation from service with the Corporation or an Affiliate, except as permitted under Code Section 409A.
          (c) If the Retirement Benefit under this Plan is payable to a Participant or Vested Former Participant in a different form and/or at a different time than his or her Other Retirement Income or his or her Retirement Account Benefit, the offset provided in this Plan shall be calculated by converting the amount of such Participant’s or Vested Former Participant’s Other Retirement Income and Retirement Account Benefit to a straight life annuity at the Participant’s or Vested Former Participant’s age at which the Retirement Benefit is payable, using actuarial assumptions that are used for purposes of determining the actuarial equivalent of an amount under the Retirement Account.
     4.3 If a Participant or Vested Former Participant retires prior to age sixty (60), his or her Retirement Benefit, prior to the application of the offsets as described in Section 4.2(a)(ii), shall be reduced as set forth in this Section 4.3. If such Participant or Vested Former Participant terminates employment with the Corporation or an Affiliate prior to age fifty-five (55), his or her Retirement Benefit shall be reduced by six percent (6%) of his or her Average Final Compensation for each year or fraction thereof that his or her Retirement commenced prior to reaching age sixty (60). If such Participant retires at or after age fifty-five (55), his or her Retirement Benefit shall be reduced by three percent (3%) of his or her Average Final Compensation for each year or fraction thereof that his or her Retirement commenced prior to reaching age sixty (60).
     4.4 (a) Except as provided under Section 4.4(b) or Section 4.4(c), a Retirement Benefit under this Plan shall be payable to a Participant or Vested Former Participant in the form of a straight life annuity if the Participant or Vested Former Participant is unmarried upon commencement of payment and in the form of a joint and 50% survivor annuity if the Participant or Vested Former Participant is legally married upon commencement of payment, without regard to any optional form of benefits elected under the Retirement Account.
          (b) If a Participant or a Vested Former Participant makes an Election pursuant to Section 4.5, a Retirement Benefit under this Plan shall be payable to such Participant or such Vested Former Participant in the form or combination of forms of payment elected pursuant to such Election, and without regard to any optional form of benefit elected under the Retirement Account. Any lump sum distribution of a Participant’s or Vested Former Participant’s Retirement Benefit under the Plan shall fully satisfy all present and future Plan liability with respect to such Participant or Vested Former Participant and any Surviving Spouse for such portion or all of such Retirement Benefit so distributed.
     4.5 (a) A Participant may elect, on a form supplied by the Committee, to receive all, none, or a specified portion, as provided in Section 4.5(c), of his or her Retirement Benefit under the Plan in a lump sum and to receive any balance of such Retirement Benefit in the form of an annuity; provided, that any such Election shall be effective for purposes of this Plan only if the conditions of Section 4.5(b) are satisfied. A Participant may elect a payment form different than the payment form previously elected by him under this Section 4.5(a) by filing a revised election form; provided, that any such new Election shall be effective only if the conditions of Section 4.5(b) are satisfied with respect to such new Election. Any prior Election made by a Participant that has satisfied the conditions of Section 4.5(b) remains effective for purposes of the Plan until such Participant has made a new Election satisfying the conditions of Section 4.5(b). The amount of any portion of a Participant’s or a Vested Former Participant’s Retirement Benefit payable as a lump sum under this Section 4.5 will equal the present value of such portion of the Retirement Benefit, and such present value shall be determined (i) based on a discount rate equal to eighty-five percent (85%) of the average of the fifteen (15) year non-callable U.S. Treasury bond yields as of the close of business on the last business day of each of the three months immediately preceding the date the annuity value is determined and (ii) using the mortality table used for purposes of valuing amounts under the Retirement Account.
          (b) A Participant’s Election under Section 4.5(a) may be made prior to the later of the date he or she becomes eligible to participate in the Plan or January 1, 2007, or such later date as permitted by guidance issued by the Internal Revenue Service without being treated as a change in the time or form of payment under Code Section 409A(a)(4)(C). A Participant’s Election under Section 4.5(a) made later than permitted under the preceding sentence becomes effective only if the following conditions are satisfied: (i) such Participant does not reach Retirement prior to a date that is at least twelve (12) full calendar months after the Election Date of such Election, (ii) except as provided in Section 4.5(d), the Election delays payment of the Retirement Benefit for a period of at least five (5) years from the date the payment would otherwise have been made, and (iii) such Participant submits the form provided by the Corporation to the Compensation and Benefits Department.
          (c) A Participant making an election under Section 4.5(a) may specify the portion of his or her Retirement Benefit under the Plan to be received in a lump sum as follows: zero percent (0%), twenty-five percent (25%), fifty percent (50%), seventy-five percent (75%) or one hundred percent (100%). The remainder of the Retirement Benefit, if any, shall be paid in the form of a straight life annuity if the Participant is unmarried upon commencement of payment and in the form of a joint and 50% survivor annuity if the Participant is legally married upon commencement of payment, without regard to any optional form of benefits elected under the Retirement Account.
          (d) In the event a Participant who has made an Election pursuant to Section 4.5(a) dies or becomes disabled, within the meaning of Code Section 409A(a)(2)(C), while employed by the Corporation or an Affiliate, Section 4.5(b)(ii) shall not apply and the Election will not be treated as delaying payment of any benefits under this Plan for a period of five (5) years from the date the payment would otherwise have been made.

Section 5.
Disability Benefits
     5.1 In the event that a Participant terminates employment with the Corporation or an Affiliate by reason of total and permanent disability, as defined in the Long-Term Disability Plan, a Disability Benefit shall be payable to such Participant under the Plan, except as limited by Section 5.3. The Disability Benefit is designed to supplement each eligible Participant’s disability benefits payable from other sources, and is therefore offset as described in Section 5.2.
     5.2 The Disability Benefit shall be payable in monthly installments during the same period that the Long-Term Disability Plan Benefit is payable. The amount of each Disability Benefit installment shall be equal to one-twelfth of the following: sixty percent (60%) of the Participant’s Earnings, less the Participant’s annualized Long-Term Disability Plan Benefit, less the Participant’s annualized Other Disability Income, if any. A Participant’s Disability Benefit shall also be offset by the amount, if any, the Participant receives, concurrent with the Disability Benefit, from his or her Retirement Account Benefit and/or the Pension Benefit Equalization Plan of Dun & Bradstreet Corporation.
     5.3 Notwithstanding the above, in no event shall any Participant receive a Disability Benefit if he or she was not enrolled for the maximum disability insurance coverage available under the Long-Term Disability Plan at the time of disability, or if he or she has not maintained such coverage through the time of termination of employment, unless the Participant was not then eligible for coverage under the Long-Term Disability Plan.
Section 6.
Surviving Spouse’s Benefits
     6.1 Upon the death of a Participant or Vested Former Participant for whom payment of the Retirement Benefit has commenced in the form of a joint and 50% survivor annuity, the only death benefit provided by the Plan shall be the survivor portion of such annuity. No death benefit shall be provided by the Plan upon the death of a Participant or Vested Former Participant for whom payment of the Retirement Benefit commenced in any other form prior to death.
     6.2 Upon the death of a Participant or Vested Former Participant who has completed at least five (5) years of Vesting Service with the Corporation or an Affiliate and has attained age fifty-five (55), his or her Surviving Spouse will be entitled to a Surviving Spouse’s Benefit under this Plan equal to fifty percent (50%) of the Retirement Benefit that would have been provided from the Plan had the Participant or Vested Former Participant commenced payment of the Retirement Benefit on the date of his or her death. Except as provided in Section 6.4, payment of the Surviving Spouse Benefit will be made in a straight life annuity based on the life of the Surviving Spouse and will commence as of the first day of the month following the death of the Participant or Vested Former Participant.

     6.3 Upon the death of a Participant or Vested Former Participant who has completed at least five (5) years of Vesting Service with the Corporation or an Affiliate and has not attained age fifty-five (55), his or her Surviving Spouse will be entitled to a Surviving Spouse’s Benefit under this Plan equal to fifty percent (50%) of the Retirement Benefit that would have been provided from the Plan had the Participant or Vested Former Participant terminated employment with the Corporation or an Affiliate on the date of his or her death and elected to have the payment of such benefit commence at age fifty-five (55). Except as provided in Section 6.4, payment of the Surviving Spouse Benefit will be made in a straight life annuity based on the life of the Surviving Spouse and will commence as of the first day of the month coincident with or next following the month in which the Participant or Vested Former Participant would have attained age fifty-five (55).
     6.4 (a) If a Participant or a Vested Former Participant, while he or she was a Participant, has made an Election under Section 4.5 and such Election is effective on the date of such Participant’s or Vested Former Participant’s death, the Surviving Spouse’s Benefit payable to a Surviving Spouse of such Participant or Vested Former Participant will be payable in the form or combination of forms of payment so elected by such Participant or Vested Former Participant pursuant to such Election. The amount of any lump sum payment under this Section 6.4 shall be the present value of the applicable portion of the Surviving Spouse’s Benefit payable under the Plan, as defined in this Section 6, and such present value shall be determined using the actuarial assumptions set forth in Section 4.5(a). Any lump sum distribution of a Surviving Spouse’s Benefit under the Plan shall fully satisfy all present and future Plan liability with respect to such Surviving Spouse for such portion or all of such Surviving Spouse’s Benefit so distributed.
          (b) Any portion of a Surviving Spouse’s Benefit provided under Section 6.2 or 6.3, which is payable as an annuity shall be paid in the manner and at such time as set forth in Section 6.2 or 6.3, as applicable, and any such benefit which is payable as a lump sum shall be paid sixty (60) days after the date when annuity payments commence, or would commence if any portion of such Surviving Spouse’s Benefit were payable as an annuity as set forth in Section 6.2 or 6.3, as applicable.
     6.5 Notwithstanding the foregoing provisions of Section 6, the amount of a Surviving Spouse’s Benefit shall be reduced by one (1) percentage point for each year (including a half year or more as a full year) in excess of ten (10) that the age of the Participant or Vested Former Participant exceeds the age of the Surviving Spouse.
Section 7.
Committee
     7.1 The Board and the Committee severally (and not jointly) shall be responsible for the administration of the Plan. Any member of the Committee may resign at will by notice to the Board or may be removed at any time (with or without cause) by the Board.
     7.2 The members of the Committee may, from time to time, allocate responsibilities among themselves, and may delegate to any management committee, employee,

director or agent its responsibility to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at its discretion.
     7.3 The Committee (and its delegees) shall have the exclusive authority to interpret the provisions of the Plan and construe all of its terms (including, without limitation, all disputed and uncertain terms), to adopt, amend, and rescind rules and regulations for the administration of the Plan, and generally to conduct and administer the Plan and to make all determinations in connection with the Plan as may be necessary or advisable. All such actions of the Committee shall be conclusive and binding upon all Participants, Former Participants, Vested Former Participants and Surviving Spouses. All deference permitted by law shall be given to such interpretations, determinations and actions.
     7.4 Any action to be taken by the Committee shall be taken by a majority of its members, either at a meeting or by written instrument approved by such majority in the absence of a meeting. A written resolution or memorandum signed by one (1) Committee member and the secretary of the Committee shall be sufficient evidence to any person of any action taken pursuant to the Plan.
     7.5 Any person, corporation or other entity may serve in more than one (1) fiduciary capacity under the Plan.
Section 8.
Miscellaneous
     8.1 The Committee may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part, to the fullest extent permitted under Code Section 409A. The Committee may delegate its authority to amend the Plan at any time, in its sole discretion. The Chief Executive Officer of the Corporation shall have the authority to amend Section 2.1 of the Plan to add restrictions on eligibility for participation in the Plan and to remove restrictions previously added to Section 2.1 pursuant to the authority granted in this sentence. Notwithstanding the foregoing, no termination, suspension or amendment of the Plan may adversely affect a Participant’s or Vested Former Participant’s vested benefit under the Plan, or a retired Participant’s or Vested Former Participant’s right or the right of a Surviving Spouse to receive or to continue to receive a benefit in accordance with the Plan as in effect on the date immediately preceding the date of such termination, suspension or amendment. The preceding sentence shall not restrict in any way the Committee’s discretion to amend or delete Section 8.3 of the Plan at any time prior to a Change in Control.
     8.2 Nothing contained herein will confer upon any Participant, Former Participant or Vested Former Participant the right to be retained in the service of the Corporation or any Affiliate, nor will it interfere with the right of the Corporation or any Affiliate to discharge or otherwise deal with Participants, Former Participants or Vested Former Participants with respect to matters of employment without regard to the existence of the Plan.

     8.3 (a) Notwithstanding anything in this Plan to the contrary, if a Participant has less than five (5) years of Vesting Service at the time of a Change in Control, and as a result of the Change in Control, and before he or she completes five (5) years of Vesting Service, (i) the Plan is terminated, (ii) the Participant is removed from further participation in the Plan, or (iii) the Participant’s employment with the Corporation or an Affiliate is terminated as a result of action initiated directly or indirectly by the Corporation or an Affiliate, such Participant shall be entitled to a Retirement Benefit equal to twenty percent (20%) of his or her Average Final Compensation, or, if that amount cannot be determined, the amount that would be the Participant’s Average Final Compensation if he or she terminated employment with the Corporation or an Affiliate on the date he or she becomes eligible for a Retirement Benefit under this Section 8.3(a), and the Corporation will remain obligated to pay all benefits under the Plan.
          (b) Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control,
               (i) no reduction under Section 4.3 shall be made in a Participant’s or Vested Former Participant’s Retirement Benefit, notwithstanding his or her termination of employment or Retirement prior to age sixty (60) following such Change in Control;
               (ii) the provisions of Section 3.4(a) and (b) shall not apply to any Participant, Vested Former Participant or Surviving Spouse;
               (iii) each Participant with less than five (5) years of Vesting Service who is entitled to a Retirement Benefit under Section 8.3(a) shall receive a lump sum distribution of the present value of such Retirement Benefit within thirty (30) days from the earlier of the first date that a distribution to the Participant is permissible under Code Section 409A as a result of termination of the Plan, or the date his or her employment with the Corporation or an Affiliate is terminated; and
               (iv) each Participant who is not included in (iii) above and who is not already receiving a Retirement Benefit under the Plan shall receive
          (A) within thirty (30) days of the date of such Change in Control, a lump sum distribution of the present value of his or her accrued Retirement Benefit under the Plan as of the applicable date, and
          (B) within thirty (30) days from the earlier of the first date that a distribution to the Participant is permissible under Code Section 409A as a result of termination of the Plan, or the date his or her employment with the Corporation or an Affiliate is terminated, a lump sum distribution of the present value of his or her additional Retirement Benefit accrued after the applicable event in (A) computed as of the applicable date herein set forth in (B).
In determining the amount of the lump sum distributions to be paid under this Section 8.3, the actuarial assumptions described in Section 4.5(a) shall be used.

     8.4 Participants and Vested Former Participants shall have the status of general unsecured creditors of the Corporation and this Plan constitutes a mere promise by the Corporation to make benefit payments at the time or times required hereunder. It is the intention of the Corporation that this Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended and any trust created by the Corporation in meeting its obligations under the Plan shall meet the requirements necessary to retain such unfunded status.
     8.5 To the maximum extent permitted by law, no benefit under the Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.
     8.6 The Corporation may withhold from any benefit under the Plan an amount sufficient to satisfy its tax withholding obligations under any applicable federal, state, local or foreign law or regulation. In addition, the Corporation may withhold from any wages or other compensation payable to a Participant or Vested Former Participant an amount sufficient to satisfy its tax withholding obligations, including but not limited to its obligations under the Federal Insurance Contributions Act, with respect to benefits accrued under the Plan prior to the date such benefits are paid.
     8.7 The Plan is established under and will be construed according to the laws of the State of New Jersey, without regard to principles of conflicts of law, to the extent such laws are not preempted by ERISA. By claiming a right to benefits under the Plan, any Participant, Vested Former Participant, Surviving Spouse or beneficiary of such person agrees to submit to the exclusive jurisdiction and venue of any state or federal court in New Jersey to resolve disputes arising hereunder.
     8.8 For tax purposes and for purposes of Title I of ERISA, the Plan is intended to qualify as an unfunded “top-hat” plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated employees and shall be interpreted accordingly.
     8.9 Notwithstanding any other provision herein, the Plan is intended to comply with Code Section 409A and shall at all times be interpreted and administered in accordance with such intent. To the extent that any provision of the Plan violates Code Section 409A, such provision shall be automatically reformed, if possible, to comply with Code Section 409A or stricken from the Plan.